UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) entered into a final definitive agreement (“Agreement”) with Richard W. Greene relating to his position as Executive Vice President and Chief Human Resources Officer of the Company.

Mr. Greene recently returned to Heidrick & Struggles after serving as the Head of Global Talent Management for Bunge Limited, as well the Lead HR executive for Bunge’s Food & Ingredients Segment. Prior to his tenure with Bunge, Mr. Green was a consultant with the Company for approximately six years in various positions including leading the Company’s Leadership Consulting and Chief Human Resources Officer practices in the Americas.

The Agreement is effective as of January 1, 2015 and provides for an annual base salary of $275,000, participation in the Company’s Management Incentive Plan (“MIP”) at the Tier I level, a target bonus opportunity equal to 100% of base salary and participation in both the Company’s Change in Control Severance Plan (“CIC Plan”) and Severance Pay Plan (“Severance Plan”) at the Tier I level. Mr. Green may also participate in the Company’s annual long term incentive programs as in place from time to time, which currently consist of the issuance of long-term incentive awards in the form of a combination of both Performance Stock Units “PSUs” and Restricted Stock Units “RSUs”.

He is also entitled to participation in the Company’s benefit plans at the same level as other executives, and the Agreement contains customary one-year post-termination non-solicitation and non-competition restrictions. Full descriptions of the Company’s benefit and compensation plans are contained in the Company’s proxy statement which was filed with the SEC on April 18, 2014 and is incorporated herein by reference.

A copy of the employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.01	Employment Agreement by and between Heidrick & Struggles International, Inc. and Richard W. Greene dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: March 27, 2015	/s/ Stephen W. Beard
General Counsel, Chief Administrative Officer and Secretary